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             FOAMEX L.P. and FOAMEX CAPITAL CORPORATION, as Issuers

                 FOAMEX INTERNATIONAL INC., as Parent Guarantor

                   GENERAL FELT INDUSTRIES, INC., as Guarantor

                                       AND

                       STATE STREET BANK AND TRUST COMPANY
                                   as Trustee


                             ----------------------



                             DISCHARGE OF INDENTURE
                          Dated as of February 27, 1998


                             ----------------------


                                  $160,000,000
                           9-1/2% Senior Secured Notes
                                    due 2000



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                             DISCHARGE OF INDENTURE

            THIS DISCHARGE OF INDENTURE (the "Discharge of Indenture"), dated as of February 27, 1998, by and among Foamex L.P., a Delaware limited partnership ("Foamex"), Foamex Capital Corporation, a Delaware corporation wholly-owned by Foamex ("FCC"); Foamex and FCC collectively referred to as the ("Issuers"), Foamex International Inc., a Delaware corporation ("FII"), as Parent Guarantor, General Felt Industries, Inc., a Delaware corporation wholly-owned by Foamex ("GFI"), as Guarantor, and State Street Bank and Trust Company, as successor in interest to Shawmut Bank, National Association, as Trustee (the "Trustee").

            WHEREAS, Foamex, FCC, GFI and the Trustee executed an indenture, dated as of June 3, 1993 (the "Original Indenture"), relating to the Issuers' 9-1/2% Senior Secured Notes due 2000 (the "Securities"); and

            WHEREAS, Foamex, FCC, GFI, Perfect Fit Industries, Inc., a Delaware corporation ("PFI"), and the Trustee amended the Original Indenture by entering into a First Supplemental Indenture, dated as of November 18, 1993, in order to add PFI as a Guarantor in accordance with Section 4.07 and Section 9.01(2) of the Original Indenture; and

            WHEREAS, Foamex, FCC, FII, GFI, PFI and the Trustee further amended the Original Indenture, as supplemented by the First Supplemental Indenture, by entering into a Second Supplemental Indenture, dated as of December 14, 1993, in order to add FII as a Parent Guarantor in accordance with Section 9.01(4) and
Section 11.02 of the Original Indenture; and

            WHEREAS, Foamex, FCC, FII, GFI, PFI and the Trustee further amended the Original Indenture, as supplemented by the First Supplemental Indenture and the Second Supplemental Indenture by entering into a Third Supplemental Indenture, dated as of August 1, 1996, to unconditionally release and discharge PFI from all its obligations as a Guarantor under the Original Indenture, in accordance with Section 9.01(2) and Section 12.05 of the Original Indenture; and

            WHEREAS, Foamex, FCC, FII, GFI and the Trustee further amended the Original Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture by entering into a Fourth Supplemental Indenture, dated as of May 28, 1997, in order to change and eliminate certain provisions of the Original Indenture in accordance with Article 9.02 of the Original Indenture (the Original Indenture as so supplemented is referred to herein as the "Indenture"); and

            WHEREAS, pursuant to Section 8.01 of the Indenture, the Issuers desire to terminate their obligations with respect to the

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$4,523,000 principal amount of Securities outstanding (the "Defeased
Securities"), and are depositing funds with the Trustee in payment of the principal of, premium and interest on such Defeased Securities to the date of redemption; and

            WHEREAS, in accordance with Section 8.01 of the Indenture, the Issuers have requested that the Trustee unconditionally release and discharge the Issuers, the Parent Guarantor and the Guarantor from all their obligations under the Indenture and unconditionally release all Collateral with respect to the Securities (other than amounts on deposit in the trust pursuant to the procedures for the termination of the Issuers' Obligations under the Indenture).

                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.
                             REDEMPTION AND DEPOSIT

      Section 1.1.    Redemption.

            (a) The Defeased Securities are hereby designated by the Issuers for redemption pursuant to Section 3.07 of the Indenture on June 1, 1998 (the "Redemption Date"), and at the price equal to 101.583% of the principal amount thereof (the "Redemption Price") together with interest accrued thereon to the Redemption Date.

            (b) The designation for redemption described in subsection (a) of this Section 1.1 shall be, and is hereby declared to be, irrevocable upon the execution and delivery of this Agreement. The Trustee agrees to cause proper notice of such redemption to be given at least 30 days but not more than 60 days before the Redemption Date, in the name of the Issuers substantially in the form of Exhibit A hereto in accordance with the requirements of the Indenture, including without limitation, Section 3.03 thereof.

            (c) The Issuers shall deliver the Officers Certificates required by Sections 3.01, 3.03 and 11.04 of the Indenture and the Opinon of Counsel required by Section 11.04.

      Section 1.2.    Irrevocable Deposit.

            (a) In accordance with Section 8.01 of the Indenture and for the purposes of providing payment of (i) the interest accrued on the Defeased Securities to the Redemption Date and (ii) the Redemption Price of the Defeased Securities on such Redemption Date (the aggregate of such payments required for purposes of clauses (i) and


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      (ii) above being hereinafter referred to as the "Redemption
      Requirements"), the Issuers hereby irrevocably deposit with the Trustee, in trust for the holders of the Defeased Securities, and irrevocably appropriate and set aside exclusively for such payment, subject to the terms and conditions set forth herein, $4,809,441.59 (the "Deposit"). The Deposit constitutes funds sufficient to pay the Redemption Requirements on the Redemption Date. The Trustee hereby acknowledges receipt of the Deposit.

            (b) The deposit of the moneys with the Trustee pursuant to subsection (a) of this Section 1.2 shall constitute an irrevocable deposit in trust solely for the payment of the Defeased Securities (including the Redemption Requirements thereof), and solely for the benefit of the holders thereof pursuant to the terms of the Indenture and this Agreement.

            (c) The Trustee shall invest the Deposit in either (i) an interest bearing bank account constituting Cash Equivalents or (ii) U.S. Government Obligations, in each case with a maturity no later than one Business Day prior to the Redemption Date.

            (d) The Issuers hereby agree that they shall not have any beneficial interest in or rights to the Deposit or proceeds thereof or interest or income earned thereon, on deposit with the Trustee pursuant to subsection (a) of this Section 1.2 or payments made therefrom so long as any of the Defeased Securities or any amounts owing to the Trustee hereunder remain unpaid. After all such amounts have been paid, the Trustee shall promptly return the balance of the Deposit to the Issuers.

                                   ARTICLE II.
                              RELEASE AND DISCHARGE

      Section 2.1. Release of Foamex and FCC as Issuers. The Issuers are hereby unconditionally released and discharged from all of their obligations under the Indenture and the Collateral Documents, except as expressly set forth in Section 8.01 of the Indenture.

      Section 2.2. Release of FII and GFI as Parent Guarantor and Guarantor, respectively. FII and GFI are hereby unconditionally released and discharged from all of their obligations as Parent Guarantor and Guarantor, respectively, under the Indenture and the Collateral Documents, except as expressly set forth in Section 8.01 of the Indenture.

      Section 2.3. Release of Collateral. The Trustee hereby releases all of its liens, claims, right, title and interest in and to the Collateral.


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      Section 2.4.    Further Assurances. Upon the request of the Issuers, FII
or GFI, as the case may be, at any time after the date hereof, the Trustee shall forthwith execute and deliver such further instruments of release, direction or authorization and other documents as may be reasonably requested in order to effectuate the purposes of this Agreement.

                                  ARTICLE III.
                                  MISCELLANEOUS

      Section 3.1. Counterparts. This Discharge of Indenture may be executed in counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

      Section 3.2. Severability. In the event that any provision in this Discharge of Indenture shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      Section 3.3. Headings. The article and section headings herein are for convenience only and shall not effect the construction hereof.

      Section 3.4. Successors and Assigns. Any covenants and agreements in this Discharge of Indenture by Foamex, FCC, FII, GFI and the Trustee shall bind their successors and assigns, whether so expressed or not.

      Section 3.5. GOVERNING LAW. THIS DISCHARGE OF INDENTURE, SHALL BE DEEMED TO BE A CONTRACT UNDER THE INTERNAL LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE.

      Section 3.6. Trustee. The Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of Foamex, FCC, FII and GFI, and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Discharge of Indenture, and the Trustee makes no representation with respect thereto.

      Section 3.7. Definitions. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Indenture.

       [The remaining portion of this page is intentionally left blank.]

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         IN WITNESS WHEREOF, the parties hereto have caused this Discharge of
Indenture to be executed by their duly authorized representative as of the date hereof.

ATTEST:                                      FOAMEX CAPITAL CORPORATION

                                             By: /s/ George Karpinski
------------------------------                  ---------------------------
                                                Name:  George L. Karpinski
                                                Title: Vice President

ATTEST:                                      FOAMEX L.P.

------------------------------               By:  FMXI, INC.
                                             Its: Managing General Partner

                                             By: /s/ George Karpinski
                                                --------------------------
                                                Name:  George L. Karpinski
                                                Title: Vice President

ATTEST:                                      FOAMEX INTERNATIONAL INC.

                                             By: /s/ George Karpinski
-----------------------------                   --------------------------
                                                Name:  George L. Karpinski
                                                Title: Senior Vice President


ATTEST:                                      STATE STREET BANK AND TRUST COMPANY
                                             as Trustee

                                             By: /s/ Sandy L. Cody
-----------------------------                   --------------------------
                                                Name:  Sandy L. Cody
                                                Title:


ATTEST:                                      GENERAL FELT INDUSTRIES, INC.

                                             By: /s/ George Karpinski
-----------------------------                   --------------------------
                                                Name:  George L. Karpinski
                                                Title: Vice President